CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT is made as of the 30th day of April 1996 by and between WILLIAM J. BURNS, an individual ("Consultant") and INTERDIGITAL COMMUNICATIONS CORPORATION, a business corporation existing under the laws of the Commonwealth of Pennsylvania (the "Company").

                               W I T N E S E T H:

     WHEREAS, since November 1994, Consultant has been employed by the Company in the capacity of Chief Executive Officer and has served as the Chairman of the Board of Directors of the Company since 1994; and

     WHEREAS, Consultant and the Company have agreed that it is in their best mutual interests for Consultant to resign his positions as a member of the Board of Directors of the Company and as an officer and employee of the Company;

     WHEREAS, in connection with such resignation, Consultant and the Company have entered into that certain Separation and Confidentiality Agreement dated as of the date hereof ("Separation and Confidentiality Agreement"); and

     WHEREAS, the Company desires to assure itself of the continuing benefit of Consultant's services and experience for a period of time and has offered to engage Consultant to render consultative and advisory services to it; and

     WHEREAS, Consultant desires to accept such engagement, upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Term of Agreement. Subject to the terms and conditions hereof, the term of this Agreement shall be for a period of one year commencing on the effective date hereof and terminating at the close of business on the first anniversary of



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the effective date hereof, unless extended by the written agreement of the
Company and Consultant (as so extended, the "Engagement Period"). Upon the default of any material term of this Agreement, the nondefaulting party shall have the right to terminate this Agreement if such default is not cured by the defaulting party within thirty (30) days after delivery of a written notice by the nondefaulting party that describes such default in reasonable detail.

     2. Services to be Rendered. The Company hereby retains Consultant as a general advisor and consultant to the Company for the purpose of advising and consulting the Company on such matters as shall be mutually agreed from time to time by the Company and Consultant ("Services"). In performing the Services, Consultant agrees that he will make himself reasonably available and will cooperate in any reasonable manner to provide such information or other assistance as may be required from time to time by the Company to ensure the proper transition of all responsibilities held by Consultant prior to the date hereof to his successor. However, nothing herein shall impose any obligation on the Company to make any requests of Consultant hereunder or to provide him with an office or other facilities or services. Consultant shall not be required under this Agreement (nor shall he be permitted unless mutually agreed by Consultant and the Company) to participate personally in the negotiation of any agreements with third parties on behalf of the Company, or to attend meetings or engage in other conversations on behalf of the Company or with a view to facilitate for the Company pertaining to the negotiation or performance of any such agreements or any other Company business.

     3. Compensation. As full and complete compensation for any and all Services which Consultant may render to Company hereunder, the Company agrees to pay Consultant a fee equal to $20,833.33 per month during the Engagement Period. The monthly fee payments shall be paid on such dates and shall be reduced by any premiums payable for the medical plan and by federal, state and local tax withholdings comparable to the way that Consultant's salary as an employee of the Company was previously handled. In the event of Consultant's death before the end of the Engagement Period, the Company shall pay to Consultant's designee, or in the absence of a designee such payment shall be made to his estate, the unpaid balance of any compensation due under this Agreement to Consultant through the remainder of the Engagement Period. Such payment shall be made in a lump sum within thirty (30) days after the Company is advised of Consultant's death.

     4. Status as Independent Contractor. It is expressly understood and agreed that Consultant is an independent contractor and is not an agent nor an employee of the Company.

     5. Expenses. During the Engagement Period, the Company shall reimburse Consultant for all reasonable and necessary expenses incurred by Consultant in the performance of Services authorized by the Company hereunder, including all travel and lodging expenses if Consultant is requested, in writing, by the Company to travel to the Company's offices or otherwise on the Company's behalf, provided that the Consultant provides the Company with an itemized account of and, where applicable, original receipts for such expenses. In the case of airfare and hotel expenses, Company will either advance the cost thereof to Consultant or pay the cost itself, at Company's option.



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     6. Assignment. This Agreement may not be assigned by Consultant or Company without the express written consent of the other; except, that this Agreement may be assigned by the Company to the purchaser of substantially all of the Company's assets or by operation of law (including, without limitation, pursuant to a merger or consolidation of the Company) without consent.

     7. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     13. Waiver. Any waiver by either party of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.

     9. Governing Law. All issues concerning this Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The parties hereto agree that any action to enforce this Agreement may be properly brought in any court within the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania, and the parties hereto agree that the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have exclusive jurisdiction with respect to the subject matter hereof and the person of the parties hereto.

     9. Entire Agreement. This Agreement and that certain Separation and Confidentiality Agreement executed between the parties contemporaneously herewith set forth the entire understanding of the parties in respect to the subject matter contained therein and supersedes all prior agreements and understandings relating to the subject mater and may only be amended by a written agreement signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



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ATTEST:                                         INTERDIGITAL COMMUNICATIONS
                                                       CORPORATION



/s/ Jane Schultz                                By: /s/ Harry Campagna
---------------------------                        ---------------------------
Jane Schultz                                       Harry Campagna
                                                Title: Chairman of the Board



WITNESS:                                        CONSULTANT


/s/ David Burns                                 /s/ William J. Burns
---------------------------                     -----------------------------
David Burns                                     William J. Burns



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